UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2016

TEGNA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive	22107-0150
McLean, Virginia
(Address of Principal Executive Offices)	(Zip Code)

(703) 854-7000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2016, TEGNA Inc. (the “Company”) announced that its Board of Directors has elected Jennifer Dulski to serve as a director of the Company, effective immediately. Ms. Dulski’s Board committee assignments will be determined at a later date. A press release announcing the election of Ms. Dulski to the Company’s Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on May 5, 2016. The voting results on the proposals considered at the Annual Meeting are provided below.

Proposal 1

The voting results of the proposal to elect ten nominees to the Company’s Board of Directors were as follows:

	For	Against	Abstain	Broker Non-Votes
Howard D. Elias	181,408,787	2,186,569	1,096,241	14,939,529
Lidia Fonseca	181,487,999	2,079,240	1,124,359	14,939,529
Jill Greenthal	182,474,358	1,500,482	716,757	14,939,529
Marjorie Magner	181,414,942	2,025,591	1,251,064	14,939,529
Gracia C. Martore	182,358,050	1,514,138	819,409	14,939,529
Scott K. McCune	181,498,829	2,080,196	1,112,572	14,939,529
Henry W. McGee	182,344,453	1,622,246	724,899	14,939,529
Susan Ness	182,476,439	1,495,057	720,102	14,939,529
Bruce Nolop	182,411,808	1,554,062	725,727	14,939,529
Neal Shapiro	182,437,395	1,638,916	615,286	14,939,529

Proposal 2

The voting results of the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year were as follows:

For	Against	Abstain	Broker Non-Votes
197,180,507	2,100,682	349,938	0

Proposal 3

The voting results of the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers reported in the Company’s 2016 proxy statement were as follows:

For	Against	Abstain	Broker Non-Votes
177,001,056	6,749,642	940,582	14,939,846

Item 9.01.	Financial Statements and Exhibits

(d) Exhibit 99.1

See Index to Exhibits attached hereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

TEGNA INC.

By:	/s/ Akin S. Harrison
Akin S. Harrison
Vice President, Associate General Counsel and Secretary

Date: May 6, 2016

Index to Exhibits

Exhibit No.	Description

99.1	Press release announcing the election of Ms. Dulski to the Company’s Board.